-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 SCHEDULE 14A
                          (SCHEDULE 14A INFORMATION)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_]  Preliminary Proxy Statement

  [X] Definitive Proxy Statement

  [_]  Confidential, for Use of the Commission (as permitted by Rule 14a-
    6(e)(2))

  [_]  Definitive Additional Materials

  [_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                            SYMPHONIX DEVICES, INC.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.

    (1)   Title of each class of securities to which transaction applies:
    ---------------------------------------------------------------

    (2)   Aggregate number of securities to which transaction applies:
    ---------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ---------------------------------------------------------------

    (4)   Proposed maximum aggregate value of transaction:
    ---------------------------------------------------------------

    (5)   Total fee paid:
    ---------------------------------------------------------------

  [_]  Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:
    ---------------------------------------------------------------

    (2)   Form, Schedule or Registration Statement No.:
    ---------------------------------------------------------------

    (3)   Filing Party:
    ---------------------------------------------------------------

    (4)   Date Filed:
    ---------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 8, 2000

                               ----------------

TO THE STOCKHOLDERS OF SYMPHONIX DEVICES, INC.:

  NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Symphonix Devices, Inc. will be held on November 8, 2000 at 9:00 a.m., local time, 2331 Zanker Road, San Jose, California 95131, for the following purposes:

  1. To approve the terms of an equity financing of $26 million pursuant to which Symphonix will issue to certain new investors the voting stock of Symphonix in an amount equal to approximately 31% of the total number of shares of the common stock of Symphonix outstanding after giving effect to this financing.

  2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  The foregoing items of business are more fully described in the proxy statement accompanying this notice.

  Only stockholders of record at the close of business on September 14, 2000, the record date, are entitled to notice of and to vote at the special meeting.

  All stockholders are cordially invited to attend the special meeting. However, to assure your representation at the special meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                           /s/ Kirk B. Davis
                                          Kirk B. Davis
                                          President and Chief Executive
                                           Officer

San Jose, California
October 17, 2000

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE SPECIAL MEETING.

                            SYMPHONIX DEVICES, INC.

                               ----------------

                                PROXY STATEMENT
                INFORMATION CONCERNING SOLICITATION AND VOTING

                               ----------------

General

  The enclosed proxy is solicited on behalf of the board of directors of Symphonix Devices, Inc., a Delaware corporation, for use at a special meeting of stockholders to be held on November 8, 2000, at 9:00 a.m., local time, or at any adjournment of the meeting. The special meeting will be held at the headquarters of Symphonix located at 2331 Zanker Road, San Jose, California 95131. The telephone number at that meeting location is (408) 232-0710.

  These proxy solicitation materials were mailed on or about October 17, 2000, to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

  Stockholders of record at the close of business on September 14, 2000, the record date, are entitled to notice of and to vote at the special meeting. Symphonix has only one class of shares outstanding, designated common stock, $0.001 par value per share. At the record date, 13,382,124 shares of common stock were issued and outstanding and held of record by approximately 5,200 stockholders. No shares of the preferred stock of Symphonix were outstanding.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Symphonix a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person.

Voting and Solicitation

  Each stockholder is entitled to one vote for each share of common stock held as of the record date.

  The cost of soliciting proxies will be borne by Symphonix. Symphonix expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Symphonix has retained Corporate Investor Communications as proxy solicitors and expects to pay approximately $10,000 for this service. Proxies may also be solicited by certain of the directors, officers and regular employees of Symphonix, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

  Votes cast by proxy or in person at the special meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present.

  The required quorum for the transaction of business at the special meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Symphonix believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, Symphonix intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, Symphonix intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

  Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the issuance of the shares of common stock of Symphonix and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

  Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of Symphonix that are intended to be presented by such stockholders at the 2001 annual meeting of Symphonix stockholders must be received by Symphonix no later than January 13, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth information known to Symphonix with respect to the beneficial ownership of its common stock as of September 14, 2000, by
(i) each person who is known to Symphonix to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each named executive officer as defined in Item 402(a)(3) of Regulation S-K, and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all common stock shown as beneficially owned by them, subject to applicable community property laws.

                                                     Common Stock Approximate
                                                     Beneficially Percentage
                 Beneficial Owner                       Owned      Owned (1)
                 ----------------                    ------------ -----------
Siemens Audiologische Technik GmbH (2).............   2,026,062      15.2%
  c/o Siemens Corporation
  1301 Avenue of the Americas
  New York, NY 10014

Roger Radke (3)....................................   2,026,062      15.2%

Entities Affiliated with Mayfield (4)..............   1,682,649      12.6%
  2800 Sand Hill Road, 2nd Floor
  Building 4, Suite 210
  Menlo Park, CA 94025

Entities Affiliated with Sierra Ventures (5).......   1,175,007       8.8%
  3000 Sand Hill Road
  Building 4, Suite 210
  Menlo Park, CA 94025

Coral Partners IV, Limited Partnership.............   1,099,964       8.2%
  60 South Sixth Street, Suite 3510
  Minneapolis, MN 55402

Kirk B. Davis (6)..................................     700,517       5.2%

Geoffrey R. Ball (7)...............................     636,239       4.8%

B.J. Cassin (8)....................................     413,053       3.1%

Bob H. Katz (9)....................................     288,950       2.2%

R. Michael Crompton (10)...........................     219,008       1.6%

Patrick J. Rimroth (11)............................     219,008       1.6%

Terence J. Griffin (12)............................     175,000       1.3%

Gary M. Saxton (13)................................     175,000       1.3%

James M. Corbett (14)..............................      70,000         *

Petri T. Vainio (15)...............................      82,703         *

George G. Montgomery III (16)......................      60,000         *

Alfred G. Merriweather (17)........................     115,476         *
  617 Arboleda Drive
  Los Altos, CA 94023

Harry S. Robbins (18)..............................      88,000         *
  1 Loggerhead Lane
  Manalapan, FL 33462

All directors and executive officers as a group (16
 persons) (19).....................................   5,479,016      33.5%

--------
* Less than 1%
(1) Applicable percentage ownership is based on 13,352,124 shares of common stock outstanding as of September 14, 2000 together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after September 14, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 1,026,062 shares issuable within 60 days after September 14, 2000 pursuant to a Common Stock Purchase Agreement dated as of December 1, 1999.
(3) Consists of 2,026,062 shares beneficially owned by Siemens Audiologische Technik GmbH, which includes 1,026,062 shares issuable within 60 days after September 14, 2000 pursuant to a Common Stock Purchase Agreement dated as of December 1, 1999. Dr. Radke, a director of the company, is managing director of Siemens Audiologische GmbH and disclaims beneficial ownership over these shares.
(4) Consists of 1,567,446 shares held by Mayfield VII, 82,499 shares held by Mayfield Associates Fund II and 32,704 shares held by Mayfield VII Management Partners.
(5) Consists of 1,130,892 shares held by Sierra Ventures IV, 44,115 shares held by Sierra Ventures IV International.
(6) Includes options to purchase 600,000 shares exercisable within 60 days after September 14, 2000. Mr. Davis joined Symphonix as President and Chief Executive Officer in August 1999.
(7) Includes options to purchase 25,000 shares exercisable within 60 days after September 14, 2000.
(8) Consists of 234,963 shares held in the name of the Cassin Family Trust, over which Mr. Cassin holds voting and dispositive power, (ii) 95,387 shares held by Cassin Family Partners, a California Limited Partnership, over which Mr. Cassin holds voting and dispositive power. Includes options to purchase up to 82,703 shares exercisable within 60 days after September 14, 2000.
(9) Consists of 162,792 shares held in the name of the Bob Katz Trust, over which Mr. Katz holds voting and dispositive power. Includes options to purchase up to 126,158 shares exercisable within 60 days after September 14, 2000.
(10) Includes options to purchase up to 202,507 shares exercisable within 60 days after September 14, 2000.
(11) Includes options to purchase up to 108,698 shares exercisable within 60 days after September 14, 2000. 110,310 of such shares are held in the name of the Rimroth Family Trust. Mr. Rimroth holds voting and dispositive power over all such shares.
(12) Includes options to purchase up to 175,000 shares exercisable within 60 days after September 14, 2000. Mr. Griffin joined Symphonix as Chief Financial Officer in April 2000.
(13) Includes options to purchase up to 175,000 shares exercisable within 60 days after September 14, 2000. Mr. Saxton joined Symphonix as Vice President of Sales and Marketing in November 1999.
(14) Includes options to purchase up to 60,000 shares exercisable within 60 days after September 14, 2000.
(15) Consists of options to purchase 82,703 shares exercisable within 60 days after September 14, 2000.
(16) Includes options to purchase up to 60,000 shares exercisable within 60 days after September 14, 2000.
(17) Consists of 115,476 shares held in the name of the Merriweather Family Trust. Mr. Merriweather holds voting and dispositive power over all such shares. Mr. Merriweather resigned as Chief Financial Officer effective January 1, 2000 and is no longer involved with Symphonix.
(18) All such shares are held in the name of the Robbins Family Trust. Mr. Robbins holds voting and dispositive power over all such shares. Mr. Robbins resigned as President and Chief Executive Officer of Symphonix effective August 16, 1999. Mr. Robbins resigned from the board of directors effective April 1, 2000 and is no longer involved with Symphonix.
(19) Includes Mr. Robbins and Mr. Merriweather, former officers of Symphonix Devices.

                                PROPOSAL NO. 1
                     APPROVAL OF TERMS OF EQUITY FINANCING

Background of the Financing

  General. The stockholders are being asked to approve the private issuance and sale by Symphonix of shares of its common stock in a private placement of $26 million to certain investors on the terms and conditions outlined below. This financing, if approved by the stockholders of Symphonix, would only occur upon the fulfillment of certain conditions.

  THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

  The Financing. During the past year, the management and the board of directors of Symphonix has recognized Symphonix's need for additional working capital. After due investigation of the options available to Symphonix and due deliberation, the board of directors determined the terms and conditions of the financing, including the amount of money to be raised and the price at which the shares would be offered. The major terms of the financing are set forth below:

  (a) Equity Capital to Be Raised and Price of Shares to Be Issued. The amount of equity capital to be raised pursuant to the financing is $26 million. The shares of common stock issued in the financing will be sold at a per share price of $4.064, which was determined as 80% of the average of the closing price of Symphonix common stock for the thirty-three (33) day period ending on September 18, 2000. Accordingly, a total of approximately 6.4 million shares of Symphonix common stock will be issued to the investors at the closing of the financing.

  (b) Adjustment to Purchase Price. In the event the market price of Symphonix declines, Symphonix may be required to issue additional shares of common stock to the investors at no additional cost to the investors pursuant to a purchase price adjustment. The purchase price adjustment allows the investors, at any time during the two-year period following the closing of the financing, to calculate an adjusted per share purchase price equal to the average closing market price of the common stock as reported on the Nasdaq National Market for the thirty-three (33) consecutive trading days immediately preceding the date of the adjustment. Those investors who desire to participate in this purchase price adjustment will receive additional shares of common stock equal to the difference between the number of shares which each investor could have purchased based on the adjusted per share purchase price at the investor's original investment amount and the number of shares originally purchased. Each investor may participate in a purchase price adjustment only once during the two-year period.

    A possible consequence of the investors' right to adjust their purchase price is that the investors could gain control of a majority of the voting power of Symphonix. For purposes of example, assuming no changes in the capitalization of Symphonix after September 14, 2000, the investors could hold more than 50% of the voting stock of Symphonix if, as a result of the purchase price adjustment, the adjusted per share price of Symphonix common stock fell below approximately $1.80.

  (c) Right to Maintain. If Symphonix issues any additional securities after the financing (excluding certain issuances such as, for example, stock options pursuant to the Symphonix's stock option plans) the investors will have the right to purchase a portion of these additional securities at the lowest price that such additional securities are sold in such an amount as to enable each investor to maintain its percentage ownership of the total outstanding common stock.

  (d) Registration Obligations. Within 10 days of the closing of the financing, Symphonix, at its expense, is required to file with the Securities and Exchange Commission a registration statement registering the resale of the shares of common stock issued to the investors. Symphonix is required to maintain the effectiveness of such registration statement for up to one year.

    In addition, once the effectiveness of the registration statement described above has expired, Symphonix will be required to file a registration statement on Form S-3 once every six months, at the request of the investors, to register shares held by the investors and to maintain the effectiveness of each such registration statement for up to 90 days.

    Finally, if Symphonix determines to register any shares of common stock for itself or stockholders other than the investors, it will be obligated to register the shares of any investor that so requests (with certain exceptions).

  (e) Indemnification of Investors. Symphonix has agreed to enter into indemnification agreements with J.P. Morgan and Patricof, as stockholders, to indemnify them for any event or occurrence related to the fact that they are deemed affiliates of Symphonix or arising from any action or inaction on their part based upon their status as affiliates of Symphonix. Symphonix has also agreed to add J.P. Morgan Capital, L.P. and Patricof, as stockholders, to its current directors and officers liability insurance policy.

  (f) Appointment of Members to the Board of Directors. So long as J.P. Morgan and Patricof each hold at least 1,203,315 shares of common stock, Symphonix has agreed that its board of directors will nominate one individual designated by each of J.P. Morgan and Patricof to the slate of nominees recommended by the board of directors to the stockholders at each annual meeting of the stockholders. In addition, Symphonix has agreed that its board of directors and management will vote all shares for which they hold proxies or otherwise are entitled to vote in favor of the nominees designated by J.P. Morgan and Patricof.

  (g) Limitations on Acquisitions. Symphonix has agreed not to acquire any other business or business entity in any transaction in which the total consideration paid by Symphonix exceeds $10 million without the prior written consent of J.P. Morgan and Patricof.

  (h) Limitations on Issuance of New Securities. Symphonix has agreed not to issue, for two years from the closing of the financing, securities senior to the common stock with respect to dividends, liquidation preference, voting rights, registration rights or redemption rights, or any common stock sold at a discount from its fair market value in a transaction in which Symphonix receives at least $5 million in proceeds, without the prior written consent of J.P. Morgan and Patricof.

  (i) Exemption from Registration. The proposed financing is intended to be exempt from the registration requirements of the Securities and Exchange of 1933 Act, as amended, and Symphonix expects to rely upon the Regulation D "safe harbor" provisions, or other exemptions, promulgated thereunder.

Stockholder Approval

  The 20% Rule. The issuance by Symphonix of the common stock is subject to stockholder approval pursuant to Rule 4460(i)(D)(ii) of the Rules of the National Association of Securities Dealers, Inc. This Rule requires companies to obtain stockholder approval before the sale or issuance of common stock (or securities convertible into common stock) in a transaction other than a public offering where (i) the price per share is less than the greater of (a) the market value of a share of common stock or (b) the per share book value, and
(ii) the amount of the common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of Symphonix outstanding prior to such issuance.

  The proposed financing will result in the issuance of common stock of Symphonix of an amount in excess of 20% of the currently outstanding common stock of Symphonix and at a price which is less than the market value of a share of the common stock of Symphonix, based on recent closing prices.

Use of Proceeds

  Symphonix intends to use the proceeds of the financing for general corporate purposes.

Dilutive Effect

  The financing will have a dilutive effect on current stockholders in that the percentage ownership of current stockholders of Symphonix will decline as a result of the financing. The number of shares issued pursuant to the financing will increase substantially the number of shares of common stock currently outstanding. In the event the investors exercise the purchase price adjustment, the percentage ownership of current stockholders will decline further and the number of shares of common stock outstanding will increase.

  The pro forma net tangible book value of Symphonix as of August 31, 2000 was $5,732,000 or $.40 per share of common stock, based upon 14,458,832 shares of common stock outstanding on that date (including 1,026,062 shares of common stock issued on September 19, 2000 to Siemens Audiologische Technik GmbH pursuant to a Common Stock Purchase Agreement dated December 1, 1999). Pro forma net tangible book value per share represents Symphonix's total tangible assets less total liabilities divided by the pro forma number of outstanding shares of common stock. For purposes of the table immediately below, dilution per share represents the difference between the amount per share paid by the investors and the pro forma net tangible book value per share after the financing. This dilution illustration is based on the price per share of the stock and does not reflect changes in percentage ownership of the common stock for voting purposes, another form of dilution discussed below. After giving effect to the sale of 6,397,632 shares of common stock at a purchase price of $4.064 per share, and after deducting estimated offering expenses of approximately $125,000, the pro forma net tangible book value of Symphonix as of the closing would be $31,607,000 or $1.51 per share. This represents an immediate increase of pro forma net tangible book value of $1.11 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $2.55 per share to the investors, as illustrated in the following table:

   Price per share................................................       $4.06
     Pro forma net tangible book value per share before the
      offering.................................................... $ .40
     Increase attributable to new investors....................... $1.11
   Pro forma net tangible book value per share after the
    offering......................................................       $1.51
   Dilution per share to the investors............................       $2.55

  The following table summarizes, on a pro forma basis as of August 31, 2000 the potential dilutive effect, for percentage ownership purposes, of the financing on existing stockholders, where Symphonix raises $26 million through the sale of 6,397,632 shares of common stock.

                                                             Shares   Percentage
                                                           ---------- ----------
   Outstanding Common Stock (1)........................... 14,458,832     69%
   New Common Stock.......................................  6,397,632     31%
                                                           ----------    ---
     Total................................................ 20,856,464    100%
                                                           ==========    ===

--------
(1) Includes 1,026,062 shares issued on September 19, 2000 to Siemens Audiologische Technik GmbH pursuant to a Common Stock Purchase Agreement dated December 1, 1999.

  Interest of Certain Persons in the Transaction. In consideration of the recommendations of the Symphonix Board of Directors with respect to the transaction, you should be aware of the interest of one director in the transaction. B.J. Cassin, a member of the board of directors, will increase his beneficial ownership in Symphonix by 246,062 shares of common stock through the sale of those shares to certain of his affiliates pursuant to the financing.

Advantages and Disadvantages of the Proposed Equity Financing

  Advantages. Before voting, each stockholder should consider the following advantages of the financing:

  . the financing will provide capital to assist in the commercial introduction into the U.S. market of the semi-implantable Vibrant Soundbridge product, which was recently approved by the Food and Drug Administration, and which Symphonix believes is critical to its long term success;

  . the financing will provide capital for ongoing research and development efforts; and

  .   the financing will provide capital for general corporate purposes.

  Disadvantages. Before voting, each stockholder should also consider the following disadvantages of the financing:

  . the investors, as a group, may control a majority of the voting power of Symphonix if the market price of the common stock declines sufficiently;

  . the per share price of Symphonix common stock may decline because of the issuance of the common stock to the investors at a below market price and the subsequent registration of such common stock;

  . the percentage ownership of Symphonix by existing stockholders will decline;

  . Symphonix will incur both one-time and recurring expenses as a result of this financing;

  . Symphonix has agreed that its board of directors will nominate and vote for designees to its board of directors of J.P. Morgan and Patricof; and

  . Symphonix will face restrictions on acquisitions of more than $10 million and new stock issuances.

  Stockholders are requested in this Proposal One to approve the issuance of shares in a financing of $26 million pursuant to which Symphonix will issue common stock that will result in the issuance of approximately 31% of the outstanding securities of Symphonix, and the issuance of additional securities if the investors subsequently elect to adjust their purchase price. The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the special meeting will be required to approve such issuance.

Vote Required

  Affirmative votes constituting a majority of the votes cast will be required to approve and ratify the terms of the financing.

  THE BOARD OF DIRECTORS OF SYMPHONIX UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE TERMS OF THE EQUITY FINANCING.

                                 OTHER MATTERS

  Symphonix knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

                                          /s/ Kirk B. Davis

                                          Kirk B. Davis
                                          Chairman of the Board

San Jose, California
October 17, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            SYMPHONIX DEVICES, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                              November 8, 2000


        The undersigned stockholder of Symphonix Devices, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement each dated October 17, 2000 and hereby appoints Kirk. B. Davis as attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of Symphonix Devices, Inc. to be held on November 8, 2000 at 9:00 a.m., local time, at the Company's principal executive offices located at 2331 Zanker Road, San Jose, CA 95131 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

        [1702-SYMPHONIX DEVICES.] [FILE NAME: ZSYMSA.ELX] [VERSION-(1)]
                          [10/05/00] [ORIG. 10/06/00]

                                  DETACH HERE


[X]Please mark
   votes as in
   this example.


     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL NO. 1 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                                             FOR    AGAINST  ABSTAIN

     1. Proposal to approve the private issuance and sale by the            [___]    [___]    [___]
        Company of shares of its Common Stock to certain investors.



                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [___]


                                              Please sign exactly as your name appears hereon. If
                                              the stock is registered in the names of two or more
                                              persons, each should sign. Executors, administrators,
                                              trustees, guardians and attorneys-in-fact should add
                                              their titles. If signer is a corporation, please give
                                              full corporate name and have a duly authorized
                                              officer sign, stating title. If signer is a
                                              partnership, please sign in partnership name by
                                              authorized person.

                                              Please sign, date and promptly return this proxy in
                                              the enclosed return envelope which is postage prepaid
                                              if mailed in the United States.


Signature:____________ Date:________ Signature:____________ Date:_________